Exhibit 16.1

WILLIAMS AND WEBSTER, P.S. LETTERHEAD

September 5, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K of True North Energy Corporation dated August 31, 2006 and are in agreement with the statements concerning our firm contained therein. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of Malone & Bailey, PC.

Yours truly,

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington